     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2001

                                                      REGISTRATION NO. 333-60450
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       BEACON EDUCATION MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

             DELAWARE                                8200
       04-3496613
 (State or other jurisdiction of         (Primary Standard Industrial
    (I.R.S. Employer
  incorporation or organization)         Classification Code Number)
 Identification Number)

                             ---------------------

           112 TURNPIKE ROAD, SUITE 107                                    JODI
A. TUCKER
               WESTBOROUGH, MA 01581                                112 TURNPIKE
ROAD, SUITE 107
                  (508) 836-4461
WESTBOROUGH, MA 01581
         (Address, including zip code, and                                 (508)
836-4461
     telephone number, including area code, of                 (Name, address,
including zip code, and
     registrant's principal executive offices)                 telephone number,
including area code,
                                                                        of agent
for service)

                             ---------------------
                                   COPIES TO:

                HOWARD H. LAMAR III                                      ROBERT
S. TOWNSEND
                  TODD J. ROLAPP
DONALD C. HUNT
                 MICHAEL L. HANCE
HARRISON S. CLAY
              BASS, BERRY & SIMS PLC                                   MORRISON
& FOERSTER LLP
         315 DEADERICK STREET, SUITE 2700                                 425
MARKET STREET
            NASHVILLE, TENNESSEE 37238                             SAN
FRANCISCO, CALIFORNIA 94105
                  (615) 742-6200                                           (415)
268-7000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                             ---------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                 ------------
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ------------
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE



     The purpose of this Amendment No. 3 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16(a) of Part II.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table indicates the expenses, other than the underwriting discount, to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by us. All amounts are estimates, other than the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ---------
SEC registration fee........................................  $    9,488
NASD filing fee.............................................       4,295
Nasdaq National Market listing fee..........................      69,375
Printing and engraving fees and expenses....................     160,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     300,000
Blue sky fees and expenses (including legal fees)...........      15,000
Transfer agent fees and expenses............................      15,000
Miscellaneous...............................................     100,000
                                                              ----------
          Total.............................................  $1,073,158
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was our director, officer, agent or employee or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

     Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted under Section 102 of the DGCL as described above.

     Our amended and restated bylaws generally provide that we will indemnify any person who was or is a party or is threatened to be made a party or otherwise involved in any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, or fiduciary of another entity, against all expense, liability and loss reasonably incurred by him or her in connection with that proceeding.

     In addition, we have entered into indemnification agreements with our directors and executive officers containing provisions that may require us, among other things, to indemnify them against various liabilities that may arise by virtue of their status or service as directors or executive officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     At the present time there is no pending litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, we have sold and issued the following unregistered securities:

     On July 23, 1998, Beacon, which was then a limited liability company, issued membership interests to the Hambrecht 1980 Revocable Trust in return for a capital contribution in the amount of $1,225,000.

     On March 18, 1999, Beacon, which was then a limited liability company, issued membership interests to the Hambrecht 1980 Revocable Trust in return for a capital contribution in the amount of $1,500,000 million.

     In December 1999, Beacon converted from a limited liability company to a corporation and issued 3,412,632 shares of common stock in exchange for the membership interests of existing investors.

     On February 17, 2000, Beacon entered into the Equity Purchase and Loan Agreement with KinderCare whereby KinderCare acquired 799,973 shares of common stock with the right to the issuance of an additional 109,145 shares of common stock, for an aggregate of $5,275,000. On April 10, 2000, Beacon issued 152 shares of common stock to KinderCare pursuant to Beacon's obligation to issue the 109,145 shares of common stock under the terms of the Equity Purchase and Loan Agreement.

     On April 10, 2000, Beacon issued 800 shares of common stock to an employee upon the exercise of an employee stock option at an exercise price of $2.64 per share.

     On October 11, 2000, Beacon issued a $500,000 principal amount promissory note to the Hambrecht 1980 Revocable Trust. Pursuant to its terms, the principal due and owing under the note was automatically convertible into shares of common stock upon Beacon closing an equity financing of its shares of capital stock for not less than $2,500,000. Upon such automatic conversion, the principal due and owing under the note was to convert into shares of common stock at the conversion price equal to the per share purchase price of the securities issued and sold in the equity financing. Total consideration paid for the note was $500,000. This note was converted into 86,206 shares of Beacon common stock on May 3, 2001 (see below).

     As of March 31, 2001, Beacon issued a stock purchase warrant to KinderCare for the purchase of 125,000 shares of common stock with an exercise price of $5.80. Warrants for the purchase of 75,000 shares are currently exercisable with 25,000 shares becoming exercisable as of September 30, 2001 and November 15, 2001 if Beacon has not repaid a $2,300,000 loan from KinderCare. The warrant expires November 15, 2004.

     On April 22, 2001, Beacon issued 1,700 shares of common stock to an employee upon the exercise of an employee stock option at an exercise price of $2.64 per share.

     On May 3, 2001, the Hambrecht 1980 Revocable Trust converted a $500,000 principal amount convertible promissory note into 86,206 shares of Beacon's common stock pursuant to the terms set forth therein.

     On May 3, 2001, Beacon issued 517,242 shares of common stock for an aggregate of $3,000,000 pursuant to the terms of a securities purchase agreement. These shares were purchased by the following investors: J. F. Shea Co., Inc., Ashford Capital, HAMCO Capital Corporation, WR Hambrecht+Co, LLC, William R. DeLoache, Jr., Richard Guggenhime, Henry Beinen, Michael B. Ronan, Jodi Tucker, Avalee Abu-Suneima, Dr. and Mrs. Paul McDonnel Cathcart, Karin L. Harvey, Peter Harvey, Alan Pearson, William E. Mayer and Paul Pelosi.

     On May 16, 2001, Beacon issued 3,600 shares of common stock to an employee upon the exercise of an employee stock option at an exercise price of $2.64 per share.

     As of June 30, 2001, Beacon had options to purchase 65,600 shares of common stock outstanding under its 1995 Stock Option Plan (the "1995 Plan"). The exercise prices for the options granted under the 1995 Plan range from $.50 to $1.00. As of June 30, 2001, Beacon had options to purchase 214,480 shares of common stock outstanding under its 1996 Points of Interest Option Plan (the "1996 Plan"). The exercise prices for the options granted under the 1996 Plan range from $.25 to $2.64. As of June 30, 2001, Beacon had options to purchase 226,520 shares of common stock outstanding under its 2000 Stock Incentive Plan (the "2000 Plan"). The exercise prices for the options granted under the 2000 Plan range from $2.64 to $7.50.

     The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with Beacon, to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


NUMBER                                DESCRIPTION
------                                -----------
 1       --   Form of Underwriting Agreement between Beacon Education
              Management, Inc. and the underwriters
 3.1*    --   Certificate of Incorporation of Beacon Education Management,
              Inc.
 3.2*    --   Bylaws of Beacon Education Management, Inc.

NUMBER                                DESCRIPTION
------                                -----------
 3.3*    --   Form of Amended and Restated Certificate of Incorporation of
              Beacon Education Management, Inc.
 3.4*    --   Form of Amended and Restated Bylaws of Beacon Education
              Management, Inc.
 4.1     --   Form of certificate representing the common stock, $0.01 par value per share, of Beacon Education Management, Inc.
 4.2*    --   Article Four of the Amended and Restated Certificate of
              Incorporation -- included in Exhibit 3.3
 4.3*    --   Article II of the Amended and Restated Bylaws -- included in
              Exhibit 3.4
 4.4*    --   Amended and Restated Shareholder Rights Agreement, dated May
              3, 2001, between Beacon Education Management, Inc. and
              certain of its stockholders
 4.5*    --   Form of Shareholders' Agreement between Beacon Education
              Management, Inc. and each of Elaine C. Mosley, Carrie
              Zuberbohler Kennedy, Annie W. Neal, the Estate of Joan
              Williams, Mary Ella Cummings, Carl W. & Melita Herman, Lee
              Ann Maloney, Carl Ross and such other persons who may become parties thereto
5*       --   Opinion of Bass, Berry & Sims PLC as to the legality of the common stock being offered
10.1*    --   Equity Purchase and Loan Agreement, dated February 17, 2000, between Beacon Education Management, Inc. and KinderCare
              Learning Centers, Inc., as amended on September 28, 2000 and
              March 31, 2001
10.2*    --   Letter Agreement, dated March 28, 2001, between Beacon
              Education Management, Inc. and KinderCare Learning Centers,
              Inc.
10.3*    --   Pledge and Security Agreement, dated March 31, 2001, between
              Beacon Education Management, Inc. and KinderCare Learning
              Centers, Inc.
10.4*    --   Stock Purchase Warrant of Beacon Education Management, Inc.,
              dated March 31, 2001, issued to KinderCare Learning Centers,
              Inc.
10.5*    --   Securities Purchase Agreement, dated May 3, 2001, among
              Beacon Education Management, Inc. and the several purchasers thereto
10.6*    --   1995 Stock Option Plan, as amended
10.7*    --   1996 Points of Interest Option Plan
10.8*    --   2000 Stock Incentive Plan, as amended
10.9*    --   Employment Agreement, dated March 9, 1999, between Beacon
              Education Management LLC. Agreement, dated March 17, 1999, between Beacon Education Management LLC and James McGonigle and Separation Agreement and General Release of All Claims,
              dated October 10, 2000, between Beacon Education Management,
              Inc. and James McGonigle
10.10*   --   Form of Indemnity Agreement entered into with the Company's
              Directors and Executive Officers
10.11*   --   Employment Agreement, dated December 20, 1999, between
              Beacon Education Management LLC and Michael B. Ronan.
10.12*   --   Consulting Agreement, dated September 22, 2000, between
              Beacon Education Management, Inc. and Lamar Alexander
10.13*   --   Agreement, dated June 30, 1998, between Beacon Education
              Management LLC, Ledyard McFadden, Alan Fraker and
              SchoolWorks, LLC
10.14*   --   Amended and Restated Subordinated Promissory Note, dated
              March 31, 2001, between Beacon Education Management, Inc.
              and William R. DeLoache
10.15*   --   Convertible Subordinated Promissory Note, dated October 11,
              2000, between Beacon Education Management, Inc. and the
              Hambrecht 1980 Revocable Trust

NUMBER                                DESCRIPTION
------                                -----------
10.16*   --   Promissory Note, dated December 6, 1999, between Beacon
              Education Management LLC and the Hambrecht 1980 Revocable
              Trust
10.17*   --   Promissory Note, dated February 17, 2000, between Beacon
              Education Management, Inc. and KinderCare Learning Centers,
              Inc.
10.18*   --   Amended and Restated Promissory Note, dated as of March 31,
              2001, between Beacon Education Management, Inc. and
              KinderCare Learning Centers, Inc.
10.19*   --   Contribution Agreement, dated September 30, 1999, between
              Beacon Education Management LLC and William R. Hambrecht, as
              Trustee for the Hambrecht 1980 Revocable Trust
10.20*   --   Contribution Agreement, dated September 27, 2000, between
              Beacon Education Management, Inc. and William R. Hambrecht,
              as Trustee for the Hambrecht 1980 Revocable Trust
10.21*   --   Contribution Agreement, dated September 27, 2000, between
              Beacon Education Management, Inc. and William R. Hambrecht,
              as Trustee for the Hambrecht 1980 Revocable Trust
10.22*   --   Contribution Agreement, dated April 28, 2000, between Beacon
              Education Management, Inc. and William R. Hambrecht, as
              Trustee for the Hambrecht 1980 Revocable Trust
10.23*   --   Contribution Agreement, dated December 19, 2000, between
              Beacon Education Management, Inc. and William R. Hambrecht,
              as Trustee for the Hambrecht 1980 Revocable Trust
10.24*   --   Office Lease, dated June 30, 2000, between Crown Office
              Village, L.L.C. and Beacon Education Management, Inc.
10.25*   --   Lease dated July 29, 1998, between OTR and Beacon Education
              Management, Inc.
10.26*   --   Lease Modification, dated April 26, 2000, between OTR and
              Beacon Education Management, Inc.
10.27    --   Form of Voting Agreement between William R. Hambrecht, the
              Hambrecht 1980 Revocable Trust, WR Hambrecht & Co, LLC and
              HAMCO Capital Corporation
16.1*    --   Letter from Lattimore Black Morgan & Cain re: Change in
              Certifying Accountant
16.2*    --   Letter from Carlin, Charron & Rosen LLP re: Change in
              Certifying Accountant
21*      --   List of Subsidiaries
23.1*    --   Consent of Deloitte & Touche LLP
23.2*    --   Consent of Lattimore Black Morgan & Cain
23.3*    --   Consent of Bass, Berry & Sims PLC (included in opinion filed as Exhibit 5.1)
24*      --   Power of Attorney (included in signature pages)
99.1*    --   Consent of Eugene J. Gutierrez to be named as a director
99.2*    --   Consent of Louis W. Sullivan, M.D. to be named as a director



*Denotes documents previously filed.


ITEM 17.  UNDERTAKINGS

     (1) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, State of Massachusetts, on July 31, 2001.


                                          BEACON EDUCATION MANAGEMENT, INC.

                                          By:     /s/ MICHAEL B. RONAN
                                            ------------------------------------
                                                      Michael B. Ronan
                                                Chief Executive Officer and
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    TITLE(S)
             DATE
                      ---------                                    --------
             ----
                          *                            Chairman of the Board and
         July 31, 2001
-----------------------------------------------------    Director
              William R. Deloache, Jr.

                          *                            Chief Executive Officer,
         July 31, 2001
-----------------------------------------------------    President and Director
                  Michael B. Ronan

               /s/ GEOFFREY M. HOLCZER                 Chief Financial Officer
and        July 31, 2001
-----------------------------------------------------    Principal Accounting
Officer
                 Geoffrey M. Holczer

                          *                            Director
         July 31, 2001
-----------------------------------------------------
                   Lamar Alexander

                          *                            Director
         July 31, 2001
-----------------------------------------------------
                    John C. Eason

                          *                            Director
         July 31, 2001
-----------------------------------------------------
                William R. Hambrecht

                          *                            Director
         July 31, 2001
-----------------------------------------------------
                  David J. Johnson

                          *                            Director
         July 31, 2001
-----------------------------------------------------
                 Ledyard H. McFadden

              *By: /s/ MICHAEL B. RONAN
         July 31, 2001
  -------------------------------------------------
         Michael B. Ronan, Attorney-in-Fact

                                 EXHIBIT INDEX


NUMBER                               DESCRIPTION
------                               -----------
 1      --   Form of Underwriting Agreement between Beacon Education
             Management, Inc. and the underwriters
 3.1*   --   Certificate of Incorporation of Beacon Education Management,
             Inc.
 3.2*   --   Bylaws of Beacon Education Management, Inc.
 3.3*   --   Form of Amended and Restated Certificate of Incorporation of
             Beacon Education Management, Inc.
 3.4*   --   Form of Amended and Restated Bylaws of Beacon Education
             Management, Inc.
 4.1    --   Form of certificate representing the common stock, $0.01 par value per share, of Beacon Education Management, Inc.
 4.2*   --   Article Four of the Amended and Restated Certificate of
             Incorporation -- included in Exhibit 3.3
 4.3*   --   Article II of the Amended and Restated Bylaws -- included in
             Exhibit 3.4
 4.4*   --   Amended and Restated Shareholder Rights Agreement, dated May
             3, 2001, between Beacon Education Management, Inc. and
             certain of its stockholders
 4.5*   --   Form of Shareholders' Agreement between Beacon Education
             Management, Inc. and each of Elaine C. Mosley, Carrie
             Zuberbohler Kennedy, Annie W. Neal, the Estate of Joan
             Williams, Mary Ella Cummings, Carl W. & Melita Herman, Lee
             Ann Maloney, Carl Ross and such other persons who may become parties thereto
5*      --   Opinion of Bass, Berry & Sims PLC as to the legality of the common stock being offered
10.1*   --   Equity Purchase and Loan Agreement, dated February 17, 2000, between Beacon Education Management, Inc. and KinderCare
             Learning Centers, Inc., as amended on September 28, 2000 and
             March 31, 2001
10.2*   --   Letter Agreement, dated March 28, 2001, between Beacon
             Education Management, Inc. and KinderCare Learning Centers,
             Inc.
10.3*   --   Pledge and Security Agreement, dated March 31, 2001, between
             Beacon Education Management, Inc. and KinderCare Learning
             Centers, Inc.
10.4*   --   Stock Purchase Warrant of Beacon Education Management, Inc.,
             dated March 31, 2001, issued to KinderCare Learning Centers,
             Inc.
10.5*   --   Securities Purchase Agreement, dated May 3, 2001, among
             Beacon Education Management, Inc. and the several purchasers thereto
10.6*   --   1995 Stock Option Plan, as amended
10.7*   --   1996 Points of Interest Option Plan
10.8*   --   2000 Stock Incentive Plan, as amended
10.9*   --   Employment Agreement, dated March 9, 1999, between Beacon
             Education Management LLC. Agreement, dated March 17, 1999, between Beacon Education Management LLC and James McGonigle and Separation Agreement and General Release of All Claims,
             dated October 10, 2000, between Beacon Education Management,
             Inc. and James McGonigle
10.10*  --   Form of Indemnity Agreement entered into with the Company's
             Directors and Executive Officers
10.11*  --   Employment Agreement, dated December 20, 1999, between
             Beacon Education Management LLC and Michael B. Ronan.
10.12*  --   Consulting Agreement, dated September 22, 2000, between
             Beacon Education Management, Inc. and Lamar Alexander

NUMBER                               DESCRIPTION
------                               -----------
10.13*  --   Agreement, dated June 30, 1998, between Beacon Education
             Management LLC, Ledyard McFadden, Alan Fraker and
             SchoolWorks, LLC
10.14*  --   Amended and Restated Subordinated Promissory Note, dated
             March 31, 2001, between Beacon Education Management, Inc.
             and William R. DeLoache
10.15*  --   Convertible Subordinated Promissory Note, dated October 11,
             2000, between Beacon Education Management, Inc. and the
             Hambrecht 1980 Revocable Trust
10.16*  --   Promissory Note, dated December 6, 1999, between Beacon
             Education Management LLC and the Hambrecht 1980 Revocable
             Trust
10.17*  --   Promissory Note, dated February 17, 2000, between Beacon
             Education Management, Inc. and KinderCare Learning Centers,
             Inc.
10.18*  --   Amended and Restated Promissory Note, dated as of March 31,
             2001, between Beacon Education Management, Inc. and
             KinderCare Learning Centers, Inc.
10.19*  --   Contribution Agreement, dated September 30, 1999, between
             Beacon Education Management LLC and William R. Hambrecht, as
             Trustee for the Hambrecht 1980 Revocable Trust
10.20*  --   Contribution Agreement, dated September 27, 2000, between
             Beacon Education Management, Inc. and William R. Hambrecht,
             as Trustee for the Hambrecht 1980 Revocable Trust
10.21*  --   Contribution Agreement, dated September 27, 2000, between
             Beacon Education Management, Inc. and William R. Hambrecht,
             as Trustee for the Hambrecht 1980 Revocable Trust
10.22*  --   Contribution Agreement, dated April 28, 2000, between Beacon
             Education Management, Inc. and William R. Hambrecht, as
             Trustee for the Hambrecht 1980 Revocable Trust
10.23*  --   Contribution Agreement, dated December 19, 2000, between
             Beacon Education Management, Inc. and William R. Hambrecht,
             as Trustee for the Hambrecht 1980 Revocable Trust
10.24*  --   Office Lease, dated June 30, 2000, between Crown Office
             Village, L.L.C. and Beacon Education Management, Inc.
10.25*  --   Lease dated July 29, 1998, between OTR and Beacon Education
             Management, Inc.
10.26*  --   Lease Modification, dated April 26, 2000, between OTR and
             Beacon Education Management, Inc.
10.27   --   Form of Voting Agreement between William R. Hambrecht, the
             Hambrecht 1980 Revocable Trust, WR Hambrecht & Co, LLC and
             HAMCO Capital Corporation
16.1*   --   Letter from Lattimore Black Morgan & Cain re: Change in
             Certifying Accountant
16.2*   --   Letter from Carlin, Charron & Rosen LLP re: Change in
             Certifying Accountant
21*     --   List of Subsidiaries
23.1*   --   Consent of Deloitte & Touche LLP
23.2*   --   Consent of Lattimore Black Morgan & Cain
23.3*   --   Consent of Bass, Berry & Sims PLC (included in opinion filed as Exhibit 5.1)
24*     --   Power of Attorney (included in signature pages)
99.1*   --   Consent of Eugene J. Gutierrez to be named as a director
99.2*   --   Consent of Louis W. Sullivan, M.D. to be named as a director


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* Denotes documents previously filed.